Exhibit 21.1

SUBSIDIARIES OF ARD FINANCE S.A.

Subsidiary Name	Jurisdiction of Incorporation
Ardagh Metal Beverage Manufacturing Austria GmbH	Austria
Ardagh Metal Beverage Trading Austria GmbH	Austria
Latas Indústria de Embalagens de Alumínio do Brasil Ltda	Brazil
Ardagh Metal Packaging Czech Republic s.r.o.	Czech Republic
Ardagh Glass Holmegaard A/S	Denmark
Ardagh Aluminium Packaging France SAS	France
Ardagh MP West France SAS	France
Ardagh Metal Packaging France SAS	France
Ardagh Metal Beverage Trading France SAS	France
Ardagh Metal Beverage France SAS	France
Ardagh Glass GmbH	Germany
Heye International GmbH	Germany
Ardagh Metal Packaging Germany GmbH	Germany
Ardagh Germany MP GmbH	Germany
Ardagh Metal Beverage Trading Germany GmbH	Germany
Ardagh Metal Beverage Germany GmbH	Germany
Ardagh Glass Sales Limited	Ireland
Ardagh Packaging Holdings Limited	Ireland
Ardagh Group Italy S.r.l.	Italy
Ardagh Group S.A.	Luxembourg
ARD Group Finance Holdings S.A.	Luxembourg
Ardagh Aluminium Packaging Netherlands B.V.	Netherlands
Ardagh Glass Dongen B.V.	Netherlands
Ardagh Glass Moerdijk B.V.	Netherlands
Ardagh Metal Packaging Netherlands B.V.	Netherlands
Ardagh Metal Beverage Trading Netherlands B.V.	Netherlands
Ardagh Metal Beverage Netherlands B.V.	Netherlands
Ardagh Glass S.A.	Poland
Ardagh Metal Packaging Poland Sp. z o.o.	Poland
Ardagh Metal Beverage Trading Poland Sp. z o.o.	Poland
Ardagh Metal Beverage Poland Sp. z o.o.	Poland
Ardagh Metal Beverage Trading Spain SL	Spain
Ardagh Metal Beverage Spain SL	Spain
Ardagh Metal Packaging Iberica S.A.	Spain
Ardagh Glass Limmared AB	Sweden
Ardagh Metal Beverage Europe GmbH	Switzerland
Ardagh Glass Limited	United Kingdom
Ardagh Metal Beverage Trading UK Limited	United Kingdom
Ardagh Metal Beverage UK Limited	United Kingdom
Ardagh Metal Packaging UK Limited	United Kingdom
Ardagh Metal Packaging USA Inc.	United States
Ardagh Glass Inc.	United States
Ardagh Metal Beverage USA Inc.	United States